As filed with the Securities and Exchange Commission on June 11, 2015
Registration No. 333-163411

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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Signature Office REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of
incorporation or organization)
26-0500668
(I.R.S. employer
identification number)
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c/o Griffin Capital Essential Asset REIT, Inc.
Griffin Capital Plaza, 1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
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Joseph E. Miller
Chief Financial Officer and Treasurer
Griffin Capital Plaza, 1520 E. Grand Avenue
El Segundo, California 90245
(310) 469-6100
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________________________________
Copies to:

Richard F. Mattern, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue, Suite 2000
Memphis, Tennessee 38103
(901) 577-2343

Robert H. Bergdolt, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000
_______________________________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
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DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the Registration Statement of Signature Office REIT, Inc. (the “Company”) on Form S-3, File No. 333-163411 (the “Registration Statement”), registering up to a maximum of 30,000,000 shares common stock of the Company, par value $0.01 per share, to be sold pursuant to the Company’s distribution reinvestment plan.
Effective June 10, 2015, pursuant to the Agreement and Plan of Merger, dated as of November 21, 2014, by and among the Company, Griffin Capital Essential Asset REIT, Inc., a Maryland corporation (“GCEAR”), and Griffin SAS, LLC, a Maryland limited liability company and wholly-owned subsidiary of GCEAR (“Merger Sub”), the Company merged with and into Merger Sub and the separate corporate existence of the Company thereupon ended (the “Merger”).
As a result of the Merger, the Company has terminated any and all offerings of its securities pursuant to the Registration Statement. Accordingly, the Company hereby terminates the effectiveness of the Registration Statement and, in accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance but remain unsold at the termination of the offering, removes from registration any and all securities of the Company registered but unsold under the Registration Statement as of the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, Griffin Capital Essential Asset REIT, Inc., as successor by merger to Signature Office REIT, Inc., certifies that it has reasonable grounds to believe that Signature Office REIT, Inc. meets all of the requirements for filing on Form S-3 and that Griffin Capital Essential Asset REIT, Inc. has duly caused this Post-Effective Amendment to the Registration Statement to be signed on Signature Office REIT, Inc.’s behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 11th day of June, 2015.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT, INC., as successor by merger to Signature Office REIT, Inc.

BY:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Assistant Secretary

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statement in reliance on Rule 478 under the Securities Act of 1933, as amended.